UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 11, 2024

Goldman Sachs Real Estate Finance Trust Inc

(Exact name of registrant as specified in its charter)

Maryland	000-56667	99-2025085
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 West Street, New York, New York

10282

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 902-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Independent Directors

On November 11, 2024, the board of directors of Goldman Sachs Real Estate Finance Trust Inc (the “Company”), increased the size of the board of directors to seven members and appointed each of Gwendolyn Hatten Butler, Trisha Miller, Glenn Rufrano and Simon M. Turner to the board of directors to fill the vacancies created by such increase, in each case, effective immediately. The board of directors has determined that each of Mses. Hatten Butler and Miller and Messrs. Rufrano and Turner is independent in accordance with the Company’s Corporate Governance Guidelines and under the listing standards of the New York Stock Exchange. The selection of Mses. Hatten Butler and Miller and Messrs. Rufrano and Turner to serve as a director was not pursuant to any arrangement or understanding with any other person. There are no transactions between the Company and any of the directors that would be required to be reported under Item 404(a) of Regulation S-K. Biographical information for each of the directors appointed is included under “Item 5. Directors and Executive Officers” in the Company’s Registration Statement on Form 10 as filed with the Securities and Exchange Commissions (the “SEC”) on September 6, 2024 (the “Form 10”).

Upon the appointment of Mses. Hatten Butler and Miller and Messrs. Rufrano and Turner as independent directors of the Company, the board of directors established an affiliate transaction committee and an audit committee, each composed of Mses. Hatten Butler and Miller and Messrs. Rufrano and Turner. Mr. Turner will serve as the chairperson of the audit committee and Mr. Rufrano will serve as the chairperson of the affiliate transaction committee. Additional information regarding the committees is included in the Form 10 under “Item 5. Directors and Executive Officers.”

In connection with the appointment of such directors, the Company entered into an indemnification agreement with each of Mses. Hatten Butler and Miller and Messrs. Rufrano and Turner, effective as of November 11, 2024. The terms of the indemnification agreement are substantially identical to the terms of the indemnification agreements the Company has entered into with each of its other directors and executive officers. Pursuant to the terms of these indemnification agreements, the Company will indemnify and advance expenses and costs incurred by the directors in connection with any claims, suits or proceedings brought against such directors as a result of their service. However, the Company’s indemnification obligation is subject to the limitations set forth in the indemnification agreements and in the Company’s charter. This description of the indemnification agreement is a summary and is qualified in its entirety by the full terms of the Company’s form of indemnification agreement, which was included as Exhibit 10.3 to the Form 10.

In connection with their appointment to the board of directors, each of Mses. Hatten Butler and Miller and Messrs. Rufrano and Turner has submitted an irrevocable letter of resignation which provides that he or she will resign from the board of directors in the event that he or she (i) does not receive the requisite approval, as described in the Form 10, from the Company’s initial subscribers to continue to serve on the Company’s board of directors following the initial closing in the Company’s private offering (the “Initial Closing”) and (ii) is not reelected to serve as a director at the first annual meeting of the Company’s stockholders following the Initial Closing. In addition, the Company’s affiliated directors, Messrs. Garman, Fine and Spencer, submitted amended letters of resignation to provide that their resignation would occur upon the same events.

For their service as an independent director, each of Mses. Hatten Butler and Miller and Messrs. Rufrano and Turner will be compensated in accordance with the Independent Director Compensation Plan (as defined below).

Independent Director Compensation

On November 11, 2024, the board of directors of the Company adopted an independent director compensation plan (the “Independent Director Compensation Plan”) and approved a Form Notice of Grant and Restricted Stock Award Agreement. Pursuant to the terms of the Independent Director Compensation Plan, each of the Company’s independent directors, as defined in the Company’s Corporate Governance Guidelines, will be compensated for their service with an annual retainer of $100,000, plus an additional retainer of $12,500 to the lead independent director, who is the chairperson of the affiliate transaction committee, and an additional retainer of $7,500 to the audit committee chairperson. On an annual basis, at least 60% of total compensation referenced above will be paid in the form of an annual grant of restricted shares based on the then-current per share transaction price of such shares at the time of grant and the remaining amount is paid in cash. Restricted stock grants will generally vest one year from the date of grant. An initial grant of restricted stock will be made as of the date of the Initial Closing and annually thereafter coinciding with the Company’s annual meeting of stockholders. The Company does not intend to pay its directors additional fees for attending board meetings but will reimburse each of the directors for reasonable out-of-pocket expenses incurred in attending board and committee meetings (including, but not limited to, airfare, hotel and food).

The description of the Independent Director Compensation Plan is a summary and is qualified in its entirety by the full terms of the Independent Director Compensation Plan and the Form Notice of Grant and Restricted Stock Award Agreement, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

8.01 Other Events

Second Amended and Restated Share Repurchase Plan

Effective as of November 11, 2024, the Company amended and restated its share repurchase plan to provide that for purposes of determining the one-year holding period related to the Early Repurchase Deduction (as defined in the share repurchase plan), stockholders admitted at the Initial Closing will be deemed to have acquired their shares as of the first calendar day of the month in which the Initial Closing occurs.

9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Independent Director Compensation Plan

10.2	Form Notice of Grant and Restricted Stock Award Agreement

99.1	Second Amended and Restated Share Repurchase Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 15, 2024	Goldman Sachs Real Estate Finance Trust Inc

	By:	/s/ Mallika Sinha
	Name:	Mallika Sinha
	Title:	Chief Financial Officer